January 28, 1999


VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re: Builders Fixed Income Fund, Inc., formerly known as Builders Proloan Fund, Inc.: File Nos. 811-0823 and 333-30221

Dear Sir or Madam:

         Builders Fixed Income Fund, Inc., formerly known as Builders Proloan Fund, Inc., (the "Fund") is an open-end, non-diversified management investment company registered under the Investment Company Act of 1940 and the Securities Act of 1933. We understand that the Fund is about to file Post-Effective Amendment No. 3 to its registration statement pursuant to Rule 485(b) under the Securities Act of 1933 ("Post-Effective Amendment No. 3").

         We have, as legal counsel, reviewed Post-Effective Amendment No. 3, and, pursuant to paragraph (b)(4) under Rule 485 of the Securities Act of 1933, represent that Post-Effective Amendment No. 3 does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

         We hereby consent to this opinion accompanying Post-Effective Amendment No. 3.


                                     Very truly yours,


                                     Thompson Coburn

January 28, 1999


Builders Fixed Income Fund
2190 S. Mason Road
Suite 208
St. Louis, MO  63131

Gentlemen:

         Builders Fixed Income Fund, Inc., formerly known as Builders Proloan Fund, Inc., (the "Fund") was established as a Maryland corporation under
Articles of Incorporation dated June 13, 1997. The Fund is an open-end, non-diversified management investment company. The Fund has filed a Registration Statement on Form N-1A with the Securities and Exchange Commission to register up to 100,000,000 shares of common stock, par value $0.01 per share (the "Shares"). You have requested our opinion regarding certain matters in connection with the issuance by the Fund of the Shares.

         We have, as counsel, examined the Fund's Articles of Incorporation and amendments thereto, By-laws, minutes of meetings of its Board of Directors, and such other proceedings, documents and records and consider such questions of law as we deemed necessary to enable us to render the opinion hereinafter expressed.

         Based upon the foregoing, we are of the opinion that the Shares registered may be legally and validly issued in accordance with the Fund's Articles of Incorporation and By-laws; and, when so issued and paid for in accordance with the terms of the Fund's Registration Statement, the Shares will be legally issued, fully paid and non-assessable by the Fund. We express no opinion as to compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, or applicable state laws regulating the offer and sale of securities.

         We hereby consent to the filing of this opinion in connection with Post-Effective Amendment No. 3 to the Fund's Registration Statement on Form N-1A (SEC File No. 333-30221) to be filed with the Securities and Exchange Commission.

                                     Very truly yours,


                                     Thompson Coburn